Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement of Leap Therapeutics, Inc. on Form S-8 to be filed on or about January 28, 2022 of our report dated March 12, 2021, on our audits of the consolidated financial statements as of December 31, 2020 and 2019 and for each of the years then ended, which report was included in the Annual Report on Form 10-K filed March 12, 2021.

/s/ EisnerAmper LLP

EISNERAMPER LLP

Philadelphia, Pennsylvania

January 28, 2022